Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of June 30, 2022

to

LOAN AGREEMENT

Dated as of March 24, 2022

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of June 30, 2022 by and among Pentair Finance S.à r.l., a Luxembourg private limited liability company (Société à responsabilité limitée) having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B 166305 (the “Borrower”) and Pentair plc (the “Parent” and the “Guarantor”, collectively with the Borrower, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Loan Agreement dated as of March 24, 2022, by and among the Loan Parties, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

WHEREAS, the Loan Parties have requested that certain Lenders agree to increase the Term Loan Commitments under the Loan Agreement by an aggregate principal amount of $400,000,000 (the “Term Loan Increase”);

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Loan Agreement on the terms and conditions set forth herein (the Loan Agreement as so amended, the “Amended Loan Agreement”);

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment .

1.            Amendments to the Loan Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”):

(a)           Section 1.01 of the Loan Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“Amendment No. 1” means that certain Amendment No. 1 to Loan Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Parent, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means June 30, 2022.

(b)            The last sentence of the definition of “Term Loan Commitment” is hereby amended and restated in its entirety as follows:

The initial aggregate amount of the Term Loan Commitments of all Term Lenders on the Amendment No. 1 Effective Date is $1,000,000,000.

(c)           Schedule 2.01 attached hereto as Annex A shall replace Schedule 2.01 to the Loan Agreement in effect immediately prior to the Amendment Effective Date and the parties hereto acknowledge and agree that each Lender that executes this Amendment as a Lender and which also has a Term Loan Commitment listed opposite its name in Schedule 2.01 shall be and is a Term Lender under the Amended Loan Agreement.

2.            Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a)            The Administrative Agent (or its counsel) shall have received either (A) counterparts of this Amendment duly executed by each of the Loan Parties, the Required Lenders, each Lender with a Term Loan Commitment that is being increased pursuant to this Amendment and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.

(b)            The Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of each of (i) Foley & Lardner LLP, special counsel for the Loan Parties, (ii) Arthur Cox, special Irish counsel for the Loan Parties and (iii) Allen & Overy, Société en Commandite Simple, inscrite au barreau de Luxembourg, special Luxembourg counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties, this Amendment and the Amended Loan Agreement as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsels to deliver such opinions.

(c)            The Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the equivalent) of the Loan Parties, the authorization of this Amendment, the Amended Loan Agreement and any other legal matters relating to the Loan Parties, the Amendment and the Amended Loan Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)            The Administrative Agent shall have received for the account of each Term Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent (in consultation with the Borrower), an upfront fee in respect of the incremental portion of its increased Term Loan Commitment in an amount equal to the applicable amount previously disclosed to the Term Lenders (and established by the Administrative Agent in consultation with the Borrower).

(e)            The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including the reasonable, documented and invoiced fees, disbursements and other charges of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent) in accordance with the Loan Documents, to the extent invoiced (in reasonable detail) to the Borrower at least one (1) Business Day prior to the Amendment Effective Date.

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The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.             Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)            Each of this Amendment and the Amended Loan Agreement constitutes a valid and binding agreement of each Loan Party enforceable against the applicable Loan Parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting creditors’ rights generally, any mandatory applicable provisions of Luxembourg law of general application and general principles of equity.

(b)            As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Loan Parties set forth in the Loan Agreement (other than the representations contained in Sections 3.04(c) and 3.05 of the Loan Agreement) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.             Appointment. It is hereby understood and agreed by the parties hereto that: (x) JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., MUFG Bank, Ltd., U.S. Bank National Association and PNC Capital Markets LLC are hereby designated as the joint lead arrangers and joint lead bookrunners in respect of the Term Loan Increase (y) Bank of America, N.A., Citibank, N.A., MUFG Bank, Ltd., U.S. Bank National Association and PNC Bank, National Association are hereby designated as syndication agents in respect of the Term Loan Increase and (z) Wells Fargo Bank, National Association and BMO Harris Bank, N.A. are hereby designated as documentation agents in respect of the Term Loan Increase.

5.             New Lenders. Each of the undersigned financial institutions that is not a party to the Loan Agreement prior to the Amendment Effective Date agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the Amendment Effective Date, become a Lender and a Term Lender for all purposes of the Credit Agreement, with a Term Loan Commitment as set forth on Schedule 2.01 attached hereto as Annex A.

6.             Confirmation of Guarantees. The Guarantor, by its execution of this Amendment, hereby consents to this Amendment and confirms and ratifies that all of its obligations as a Guarantor under the Amended Loan Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Loan Agreement and, for the avoidance of doubt, acknowledges and agrees and confirms that the Term Loans made by the Term Lenders to the Borrower on the Amendment Effective Date are part of the “Guaranteed Obligations” that are guaranteed by the Guarantors under the Amended Loan Agreement.

7.             Reference to and Effect on the Loan Agreement.

(a)           From and after the effectiveness of the amendment to the Loan Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Loan Agreement, shall, unless the context otherwise requires, refer to the Amended Loan Agreement, and the term “Loan Agreement”, as used in the other Loan Documents, shall mean the Amended Loan Agreement.

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(b)            Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)            The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)            This Amendment shall be a Loan Document.

8.            Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to only the jurisdiction of (i) the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and (ii) any U.S. federal or Illinois state court sitting in Chicago, Illinois, and in each case any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties (i) in the courts of any jurisdiction, and (ii) in respect of any Loan Party incorporated in Luxembourg only, any courts having jurisdiction where the head office, central administration, centre of main interest, place of effective management, domicile and/or establishment of that Loan Party is situated or where any asset of that Loan Party is situated.

9.             Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.           Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PENTAIR Finance S.à r.l.,
as the Borrower

By:	/s/ James Charles Lucas

Name:	James Charles Lucas

Title:	Manager

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

PENTAIR PLC,
as the Parent

By:	/s/ Karla Robertson

Name:	Karla Robertson

Title: Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Will Price

Name:	Will Price

Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Adrian Plummer

Name:	Adrian Plummer

Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

CITIBANK, N.A.,
as a Lender

By:	/s/ James Oleskewicz

Name:	James Oleskewicz

Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

MUFG BANK, LTD,
as a Lender

By:	/s/ Brett Parker

Name:	Brett Parker

Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tyrone Parker

Name:	Tyrone Parker

Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Ana Gaytan

Name:	Ana Gaytan

Title:	Assistant Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kara Treiber

Name:	Kara Treiber

Title:	Director

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

BMO HARRIS BANK, N.A.,
as a Lender

By:	/s/ Wesley M. Anderson

Name:	Wesley M. Anderson

Title:	Managing Director

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Stephen Johnson

Name:	Stephen Johnson

Title:	Managing Director

By:	/s/ Miriam Trautmann

Name:	Miriam Trautmann

Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

BANK OF CHINA, LOS ANGELES BRANCH,
as a Lender

By:	/s/ Liming Xiao

Name:	Liming Xiao

Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of March 24, 2022

Pentair Finance S.à r.l.

ANNEX A

SCHEDULE 2.01

COMMITMENTS

LENDER	TERM LOAN COMMITMENT
JPMORGAN CHASE BANK, N.A.	$125,000,000

BANK OF AMERICA, N.A.	$192,500,000

CITIBANK, N.A.	$50,000,000

MUFG BANK, LTD.	$120,000,000

U.S. BANK NATIONAL ASSOCIATION	$125,000,000

PNC BANK, NATIONAL ASSOCIATION	$102,500,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$87,500,000

BMO HARRIS BANK, N.A.	$82,500,000

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH	$60,000,000

BANK OF CHINA, LOS ANGELES BRANCH	$55,000,000

AGGREGATE TERM LOAN COMMITMENTS	$1,000,000,000